EXHIBIT 21.1

American Water Works Company, Inc. and its Subsidiaries Ownership Schedule

As of February 21, 2012

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business

AAET, Inc.	Corporation	Delaware	100% held through American Water Enterprises, Inc.	General Partner of AAET, L.P.

American Lake Water Company	Corporation	Illinois	100% held through American Water	Water pipeline company

American Water – Acciona Agua LLC	Limited Liability Company	Delaware	50% held through American Water Enterprises, Inc.; 50% outside ownership by Acciona Agua Corporation (USA)	Joint Venture entity, which contracts with Tampa Bay to remedy, operate and manage the Tampa Bay Seawater Desalination Plant.

American Water Canada Corp.	Corporation	Ontario	100% held through American Water Enterprises Holding, Inc.	Holds contracts for operation and maintenance of water and/or wastewater facilities in Canada

American Water Capital Corp.	Corporation	Delaware	100% held through American Water	Funding vehicle for AWW and its utility subsidiaries

American Water Carbon Services Corp.	Corporation	Ontario	100% held through American Water Canada Corp.	Supplies carbon regeneration materials to water facilities in Canada

American Water Engineering, Inc.	Corporation	New Jersey	100% held through American Water (USA), Inc.	Inactive

American Water Enterprises Holding, Inc.	Corporation	Delaware	100% held through American Water Enterprises, Inc.	Holding company for many AWE subsidiaries in the US; Holds contract to operate and maintain Jefferson Parish, LA East Bank wastewater treatment plant

American Water Enterprises, Inc.	Corporation	Delaware	100% held through American Water	Holding company for the non-regulated business; Has some contracts due to historical reasons

American Water Industrials, Inc.	Corporation	Delaware	100% held through American Water Enterprises, Inc.	Holding company

American Water Operations and Maintenance, Inc.	Corporation	Texas	100% held through American Water (USA), Inc.	Primary entity for contracts for design, building and/or operation of water and wastewater facilities and operations, maintenance and management of water and wastewater facilities in the US

American Water Resources, Inc.	Corporation	Virginia	100% held through American Water	a) Homeowner Services Group – water line and sewer line protection programs b) Carbon Services – reactivates spent carbon c) Leasing (NOT managed by AWEG)

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business

American Water Resources Holdings, Inc.	Corporation	Delaware	Wholly owned subsidiary of American Water (USA), Inc.	Holding company

American Water Resources of Texas, Inc.	Corporation	Delaware	Wholly owned subsidiary of American Water Resources Holdings, Inc.	Entity allows for the sale of service contracts in the state of Texas.

American Water Services CDM, Inc.	Corporation	Washington	80% held through American Water (USA), Inc.; 20% outside common stock held by Camp Dresser and McKee, Inc.	Joint venture operating the Tolt water treatment facility located in Seattle, WA

American Water Services Underground Infrastructure Corp.	Corporation	Ontario	100% held through American Water Canada Corp.	Current contracts for closed circuit television inspection of water and/or wastewater pipes

American Water (USA), Inc.	Corporation	Delaware	100% held through American Water Enterprises Holding, Inc.	Holding company

American Water Works Company, Inc.	Corporation	Delaware	100% held through AMERICAN WATER	Water and Wastewater-related product and services

American Water Works Service Company, Inc.	Corporation	Delaware	100% held through American Water	Professional water and/or wastewater services

American Water Services LLC	Limited Liability Company	New Jersey	100% held through American Water	Holding Company

AW Contract Services Holding, Inc.	Corporation	Delaware	100% held through AWE	Holding Company

AW Contract Services (USA), Inc.	Corporation	Delaware	100% held through AW Contract Services Holding, Inc.	Current contracts for water and/or wastewater services

AW Contract Services (Canada), Inc.	Corporation	Federal Canada	100% held through AW Contract Services Holding, Inc.	Current contracts for water and/or wastewater services

AW Technologies Incorporated	Corporation	Delaware	100% held through AWE	Water and/or wastewater services using emerging technologies

Bluefield Valley Water Works Company	Corporation	Virginia	100% held through West Virginia-American Water Company	Water and/or wastewater utility

Braemar Acres Limited	Corporation	Ontario	100% held through Uniflo Limited	Currently owns real property for storage of lime materials used by Terratec Environmental Ltd. in Canada

California – American Water Company	Corporation	California	100% held through American Water	Water and/or wastewater utility

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business

EMC American Water Canada, Inc.	Corporation	Canada (Federal Corporation)	100% held through American Water Canada Corp.	Operation and maintenance of water and wastewater facilities in Canada.

E’town LLC	Limited liability company	Delaware	100% held through TWH LLC	Holding company

E’town Properties, Inc.	Corporation	Delaware	100% held through American Water Works Company, Inc.	Set up by Elizabethtown Water Company entity to hold real estate for development and/or sale

E’town Services, LLC	Limited Liability Company	New Jersey	100% held through AWE	Holds wastewater services contract among E’town Corp, Elizabeth, NJ and the Union County Improvement Authority

Edison Water Company	Corporation	New Jersey	100% held through AWE	Manage water contract for Township of Edison, NJ

EMC Batesville, LLC	Limited liability company	Missouri	100% held through EMC	Single purpose entity formed for improvements made to, and subsequent operation of, a wastewater treatment plant and water reuse system located in Batesville, Arkansas, as well as for the lease of related equipment used thereon.

EMC of St. Charles County, LLC	Limited liability company	Missouri	100% held through EMC	Regulated sewer utility providing sewer services to a residential development located in St. Charles County, Missouri.

Environmental Management Corp.	Corporation	New Jersey	100% held through AWE	Provides design, build and operation services for the water and wastewater assets of industrial firms and municipalities in the US and other countries.

Hawaii – American Water Company	Corporation	Nevada	100% held through American Water	Water and/or wastewater utility

Illinois – American Water Company	Corporation	Illinois	100% held through American Water (0.1% outside preferred stock)	Water and/or wastewater utility

Indiana – American Water Company	Corporation	Indiana	100% held through American Water	Water and/or wastewater utility

Iowa – American Water Company	Corporation	Delaware	100% held through American Water	Water and/or wastewater utility

Kentucky – American Water Company	Corporation	Kentucky	100% held through American Water	Water and/or wastewater utility

Laurel Oak Properties Corporation	Corporation	Delaware	100% held through American Water	Entity to hold real estate for development and/or sale

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business

Liberty Water Company	Corporation	New Jersey	100% held through AWE	Manage water contract for City of Elizabeth, NJ

Long Island Water Corporation	Corporation	New York	100% held through American Water	Water and/or wastewater utility

Maryland – American Water Company	Corporation	Maryland	100% held through American Water	Water and/or wastewater utility

Michigan – American Water Company	Corporation	Michigan	100% held through American Water	Water and/or wastewater utility

Missouri – American Water Company	Corporation	Missouri	100% held through American Water	Water and/or wastewater utility

Mobile Residuals Management Inc.	Corporation	Ontario	100% held through American Water Canada Corp.	Inactive

Mobile Residuals Management (USA), Inc.	Corporation	Delaware	100% held through American Water (USA), Inc	Mobile biosolids and residuals management; Ongoing contracts in CA and NJ

New Jersey – American Water Company	Corporation	New Jersey	100% held through American Water	Water and/or wastewater utility

Ohio – American Water Company	Corporation	Ohio	100% held through American Water	Water and/or wastewater utility

OMI/Thames Water Stockton, Inc.	Corporation	Delaware	50% held through TWNA, Inc. and 50% held through Operations and Management, Inc.	Water and/or wastewater services

Pennsylvania – American Water Company	Corporation	Pennsylvania	96.5% held through American Water (3.5% outside preferred stock)	Water and/or wastewater utility

Philip Automated Management Controls, Inc.	Corporation	Georgia	100% held through American Water (USA), Inc.	Inactive

Prism-Berlie (Windsor) Limited	Corporation	Ontario	100% held through Terratec Environmental Ltd.	Holds contract to operate pelitizing facility in Windsor, Ontario

Rialto Water Services, L.P.	Limited Partnership	Delaware	100% held through American Water (USA) and Rialto Water Services, Inc.	Rialto concession bid. Percentage will fall below 50% if transaction completed as a concession.

Tennessee – American Water Company	Corporation	Tennessee	99.89% held through American Water (0.11% outside preferred stock)	Water and/or wastewater utility

Terratec Environmental Ltd.	Corporation	Ontario	100% held through American Water Canada Corp.	Primary entity for holding contracts for biosolids management land application and disposal

Texas-American Water Company	Corporation	Texas	100% through American Water	Water and/or wastewater utility

Subsidiaries of American Water	Nature of Legal Organization	Jurisdiction of Incorporation or Formation	Percentage of Equity Interest held directly or indirectly by American Water	Line of Business

TWH LLC	Limited Liability Company	Delaware	100% held through American Water	Holding company

TWNA, Inc. formerly Thames Water North America, Inc.	Corporation	Delaware	100% held through American Water	Water and/or wastewater services

Uniflo Limited	Corporation	Ontario	100% held through Terratec Environmental Ltd.	Holding company

Virginia – American Water Company	Corporation	Virginia	100% held through American Water	Water and/or wastewater utility

West Virginia – American Water Company	Corporation	West Virginia	99.97% held through American Water (0.03% outside common stock)	Water and/or wastewater utility